1900 NW Corporate Blvd., Suite East 210
                                                            Boca Raton, FL 33431
                                                               Tel: 561.886.4200
                                                               Fax: 561.886.3330
[LOGO OF SHERB & CO., LLP]                             e-mail: info@sherbcpa.com
SHERB & CO., LLP                                 Offices in New York and Florida
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Certified Public Accountants



            Consent of Independent Registered Public Accounting Firm



We consent to the use of our report dated April 14, 2006 on the consolidated financial statements of Safetek International, Inc. & Subsidiary for the years ended December 31, 2005 and 2004, included herein on the registration statement of Safetek International, Inc. & Subsidiary on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.







/s/ SHERB & COMPANY, LLP.

SHERB & COMPANY, LLP.
Boca Raton, Florida
May 9, 2006